AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 2019 REGISTRATION NO. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRT APARTMENTS CORP.
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	13-2755856 (I.R.S. Employer Identification No.)
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
S. Asher Gaffney, Esq.
Secretary and Counsel
BRT Apartments Corp.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Jeffrey A. Baumel, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon the filing with the Commissions pursuant to Rule 462(e) under the Securities Act check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer," “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated Filer ☒	Non-Accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Shares of Common Stock, par value $0.01 per share
Shares of Preferred Stock, par value $0.01 per share
Warrants
Subscription Rights
TOTAL	100,000,000.00	100%	100,000,000.00	$12,120
(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2) The Registrant is hereby registering an indeterminate number of each identified class of its securities up to a proposed maximum aggregate offering price of $100,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The Registrant is hereby also registering an indeterminate number of each class of its securities that may be purchased by underwriters to cover over-allotments, if any, up to a proposed maximum offering price of $100,000,000.
(3) The Registrant is hereby registering such indeterminate number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise, up to a proposed maximum offering price of $100,000,000. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4) Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee due hereunder has been offset by the $5,454 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to Registration Statement on Form S-3 (No. 333-213162) originally filed with the Securities and Exchange Commission (the "Commission") by BRT Realty Trust, the Registrant's predecessor, on August 16, 2016, and declared effective on August 31, 2016. A filing fee of $6,666 is paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information set forth in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale thereof is not permitted.

Subject to Completion. Dated August 29, 2019.

PROSPECTUS
$100,000,000
BRT APARTMENTS CORP.
Shares of Common Stock
Shares of Preferred Stock
Warrants
Subscription Rights
We may offer and sell, from time to time, together or separately, in one or more offerings, (i) shares of common stock, par value $0.01 per share, which we refer to herein as “common stock,” (ii) shares of preferred stock, par value $0.01 per share, which we may issue in one or more series and which we refer to herein as “preferred stock,” (iii) warrants to purchase our equity securities and (iv) subscription rights, up to a maximum aggregate offering price of $100,000,000.
We will offer our securities in amounts, at prices and on the terms to be determined at the time we offer the securities. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering, including the price at which those securities will be sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “BRT.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
The securities may be offered on a delayed or continuous basis and may be offered and sold directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or through any other method provided in the applicable prospectus supplement. If any underwriters are involved in the sale of the securities, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. For additional information on the methods of sale of the securities, you should refer to the section entitled “Plan of Distribution” in this prospectus and to the corresponding section in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on the transfer of the securities that may be appropriate to preserve our status as a REIT.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, the applicable prospectus supplement relating to the offering and other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is __________  ___, 2019

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process, which allows us to sell the securities covered by this prospectus from time to time, together or separately, in one or more offerings up to an aggregate public offering price of $100,000,000.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the number of securities, and the price at which, and the specific manner in which, those securities may be offered and sold. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or amendment. We have not authorized any other person to provide you information different from that contained in this prospectus or incorporated by reference in this prospectus or any prospectus supplement or amendment. You should assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate only as of the date on the cover page. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise indicated or the context otherwise requires, all references to the "Company," "us," "we," "our" or terms of like import mean, collectively, BRT Apartments Corp. and BRT Realty Trust, our predecessor, and all of our subsidiaries included in our consolidated financial statements. The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context otherwise requires. References to “securities” refer to the shares of common stock, shares of preferred stock, warrants and subscription rights offered by this prospectus, unless we specify or the context indicates or requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our electronic filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.
We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-7172), except for any document or portion thereof “furnished” to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K:
•Our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed on December 10, 2018, including information incorporated by reference therein to our proxy statement/prospectus filed on January 22, 2019;
•Our Quarterly Report on Form 10-Q or Form 10-QT, as applicable, for the quarters ended December 31, 2018, March 31, 2019 and June 30, 2019 filed on February 8, 2019, May 9, 2019 and August 8, 2019, respectively;
•Our Current Reports on Form 8-K filed on December 19, 2018, February 7, 2019, March 14, 2019, April 24,2019, and June 20, 2019; and
•The description of our stock included in Exhibit 99.1 to our Current Report on Form 8-K filed on March 20, 2017, including any subsequent amendments and reports filed for the purpose of updating such description.
All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date that the registration statement of which this prospectus is a part is first filed with the SEC and prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus from the date of filing of such documents and reports. Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any subsequently filed document or report incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall only be deemed to constitute a part of this prospectus as it is so modified or superseded.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus but not delivered with the prospectus. Requests for such documents should be addressed in writing or by telephone to: BRT Apartments Corp., 60 Cutter Mill Road, Suite 303, Great Neck, N.Y. 11021 or 516-466-3100, Att: Investor Relations.

WHO WE ARE
We are a real estate investment trust, also known as a REIT, that is focused on the ownership, operation and development of multi-family properties. These properties derive revenue from tenant rental payments. Generally, these properties are owned by consolidated joint ventures in which we contributed 65% to 80% of the equity, with the balance of the equity contributed by our joint venture partner. At June 30, 2019, we (i) own 37 multi-family properties located in 12 states with an aggregate of 10,336 units (including 402 units at a property (i.e., Bells Bluff - West Nashville, TN) that commenced leasing activities in the three months ended March 31, 2019) with a carrying value of $1.1 billion and (ii) have ownership interests, through unconsolidated entities, in three multi-family properties located in two states with 1,026 units (including 339 units at a property in lease-up) with a carrying value of $18.4 million. Most of our properties are located in the southeast United States and Texas.

We were organized as a business trust under the laws of the Commonwealth of Massachusetts in June 1972. On March 18, 2017, we converted, which we refer to as the "Conversion", our jurisdiction and form of organization to a Maryland corporation. Our address is 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, and our telephone number is 516-466-3100. Our website can be accessed at www.brtrapartments.com, where copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission, or SEC, can be obtained free of charge.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “likely,” “should,” “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “project,” or similar expressions or variations thereof. You should not place undo reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations and risks are described under “Risk Factors” and are set forth in our filings with the SEC. These risks and uncertainties include:
•general economic and business conditions, including those currently affecting our nation’s economy and real estate markets;
•the availability of, and costs associated with, sources of capital and liquidity;
•accessibility of debt and equity capital markets;
•general and local real estate conditions, including any changes in the value of our real estate;
•changes in Federal, state and local governmental laws and regulations, including laws and regulations relating to taxes and real estate and related investments;
•the level and volatility of interest rates;
•our acquisition strategy, which may not produce the cash flows or income expected;

•the competitive environment in which we operate, including competition that could adversely affect our ability to acquire properties and/or limit our ability to lease apartments or increase or maintain rental income;
•a limited number of multi-family property acquisition opportunities acceptable to us;
•our multi-family properties are concentrated in the Southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets;
•risks associated with our strategy of acquiring value-add multi-family properties, which involves greater risks than more conservative strategies;
•the condition of Fannie Mae or Freddie Mac, which could adversely impact us;
•our failure to comply with laws, including those requiring access to our properties by disabled persons, which could result in substantial costs;
•insufficient cash flows, which could limit our ability to make required payments on our debt obligations;
•impairment in the value of real estate we own;
•failure of property managers to properly manage properties;
•disagreements with, or misconduct by, joint venture partners;
•decreased rental rates or increasing vacancy rates;
•our ability to lease units in newly acquired or newly constructed multi-family properties;
•potential defaults on or non-renewal of leases by tenants;
•creditworthiness of tenants;
•our ability to obtain financing for acquisitions;
•development and acquisition risks, including rising or unanticipated costs and failure of such acquisitions and developments to perform in accordance with projections;
•the timing of acquisitions and dispositions;
•our ability to reinvest the net proceeds of dispositions into more, or as favorable, acquisition opportunities;
•potential natural disasters such as hurricanes, tornadoes and floods;
•board determinations as to timing and payment of dividends, if any, and our ability or willingness to pay future dividends;
•financing risks, including the risks that our cash flows from operations may be  insufficient to meet required debt service obligations and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•lack of or insufficient amounts of insurance to cover, among other things, losses from catastrophes;
•our ability to maintain our qualification as a REIT;
•possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us;
•our dependence on information systems;
•risks associated with breaches of our data security;
•risks associated with the stock ownership restrictions imposed by the Internal Revenue Code of 1986, as amended, for REITs and the stock ownership limit imposed by our charter;
•increases in real estate taxes at properties we acquire due to such acquisitions or other factors; and
•other risks detailed from time-to-time in our reports filed with the SEC.

Any forward-looking statement we make in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements we make in this prospectus (including any information incorporated by reference into this prospectus) whether as a result of new information, future events or otherwise, except as required by law. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors described below, the risk factors described under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K and any risk factors disclosed under the heading “Risk Factors” in Part II, Item 1A in any Quarterly Report on Form 10-Q that we file after our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.
The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.
Certain provisions of our Articles of Incorporation, our Bylaws and Maryland law may inhibit a change in control that stockholders consider favorable and could also limit the market price of our common stock

Certain provisions of our Articles of Incorporation (the "Charter"), our Bylaws and Maryland law may impede, or prevent, a third party from acquiring control of us without the approval of our board of directors. These provisions:

•provide for a staggered board of directors consisting of three classes, with one class of directors being elected each year and each class being elected for three-year terms and until their successors are duly elected and qualify;

•impose restrictions on ownership and transfer of our stock (such provisions being intended to, among other purposes, facilitate our compliance with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"), relating to our qualification as a REIT under the Code);

•prevent our stockholders from amending the Bylaws;

•limit who may call special meetings of stockholders;

•establish advance notice and informational requirements and time limitations on any director nomination or proposal that a stockholder wishes to make at a meeting of stockholders;

•provide that directors may be removed only for cause and only by the vote of at least two-thirds of all votes generally entitled to be cast in the election of directors;

•do not permit cumulative voting in the election of our board of directors, which would otherwise permit holders of less than a majority of outstanding shares to elect one or more directors; and

•authorize our board of directors, without stockholder approval, to amend the Charter to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares.

Certain provisions of the Maryland General Corporation Law (the “MGCL”) may impede a third party from making a proposal to acquire us or inhibit a change of control under circumstances that otherwise could be in the best interest of holders of shares of our common stock, including:

•“business combination” provisions that, subject to certain exceptions and limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or an affiliate or associate of BRT who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose two super-majority stockholder voting requirements on these combinations;

•“control share” provisions that provide that, subject to certain exceptions, holders of “control shares” of BRT (defined as voting shares which, when aggregated with other shares controlled by the stockholder, entitle the holder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to the control shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares; and

•additionally, Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in the Charter or the Bylaws, to implement certain corporate governance provisions. See “Certain Provisions of Maryland Law and of our Charter and Bylaws."

Upon consummation of the Conversion, we (1) exempted all business combinations between us and any other person, provided that each such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person), from the Maryland Business Combination Act and (2) opted out of the Maryland Control Share Acquisition Act.

Ownership of less than 6.0% of our outstanding shares or less than 6.0% of the aggregate outstanding shares of all classes and series of our stock could violate the restrictions on ownership and transfer in our Charter, which would result in the transfer of the shares owned or acquired in violation of such restrictions to a trust for the benefit of a charitable beneficiary and loss of the right to receive dividends and other distributions on, and the economic benefit of any appreciation of, such shares, and you may not have sufficient information to determine at any particular time whether an acquisition of our shares will result in the loss of the economic benefit of such shares.

In order for us to qualify as a real estate investment trust under the Code, no more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly or through application of certain attribution rules, by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year. To facilitate our qualification as a REIT under the Code, among other purposes, the Charter generally prohibits any person from actually or constructively owning more than 6.0%, in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or more than 6.0% in value of the aggregate outstanding shares of all classes and series of our stock, which we refer to as the “ownership limits,” unless our board of directors exempts the person from such ownership limit. In addition, the Charter prohibits any person from beneficially or constructively owning shares of our stock that would result in more than 50% of the value of the outstanding shares of our stock to be beneficially owned by five or fewer individuals, regardless of whether such ownership is during the last half of any taxable year, which we refer to as the “Five or Fewer Limit.” Shares owned or acquired in violation of either of these restrictions will be transferred automatically to a trust for the benefit of a charitable beneficiary selected by us. The person that owned or acquired our stock in violation of the restrictions in the Charter will not be entitled to any dividends or distributions paid after the date of the transfer to the trust and, upon a sale of such shares by the trust, will generally be entitled to receive only the lesser of the market value on the date of the event that resulted in the transfer to the trust or the net proceeds of the sale by the trust to a person who could own the shares without violating the ownership limits. For more information about the restrictions on ownership and transfer of our stock and the rights of stockholders whose shares of our stock have been transferred to the charitable trust, see “Description of Stock - Restrictions on Ownership and Transfer.”

Our board of directors has exempted Gould Investors, Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould from the ownership limits and has not established a limitation on ownership for such persons. Based on information supplied to us, as of August 1, 2019, Gould Investors owns approximately 18.8% of the outstanding shares of common stock and, by virtue of the applicable attribution rules under the Code, one individual currently beneficially owns 23% of outstanding shares of common stock. As a result, the acquisition by each of four other individuals of 6.0% of our outstanding common stock, when combined with the ownership of our common stock of Gould Investors, Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould, generally would not result in a violation of the Five or Fewer Limit.

However, there is no limitation on Gould Investors, Fredric H. Gould, Matthew J. Gould, Jeffrey A. Gould acquiring additional shares of our common stock or otherwise increasing their percentage of ownership of our common stock, meaning that the amount of our stock that other persons or entities may acquire without violating the Five or Fewer Limit could be reduced in the future and without notice. To the extent that Gould Investors, Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould, or their affiliates, acquire additional shares or our stock, or any other event occurs (including a repurchase of shares of our stock), that results in an individual beneficially or constructively owning 26.0% or more of the outstanding shares of our stock within the meaning of the Charter, the acquisition by four other individuals of 6.0% or less of our outstanding stock would violate the Five or Fewer Limit and, therefore, could cause the stock acquired by one or more of these other individuals to be transferred to the charitable trust, despite their compliance with the 6.0% ownership limits. If any of the foregoing occurs, compliance with the 6.0% ownership limit will not ensure that your ownership of our stock does not cause a violation of the Five or Fewer Limit or that your shares of our stock are not transferred to the charitable trust.

Gould Investors, Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould will be required by the Exchange Act and regulations promulgated thereunder to report, with certain exceptions, their acquisition of additional shares of our stock within two days of such acquisitions, and all holders of our stock will be required to file reports of their acquisition of beneficial ownership (as defined in the Exchange Act) of more than 5% of our outstanding stock. However, beneficial ownership for purposes of the of reporting requirements under the Exchange Act is calculated differently than beneficial ownership for purposes of determining compliance with the Five or Fewer Limit. Further, to the extent that any one or more of Gould Investors, Fredric H. Gould, Matthew J. Gould or Jeffrey A. Gould acquires 30% or more of our outstanding stock, ownership of five percent or less of our outstanding stock could still result in a violation of the Five or Fewer Limit and, therefore, cause newly-acquired stock in our company to be transferred to the charitable trust. As a result, you may not have enough information currently available to you at any time to determine the percentage of ownership of our stock that you can acquire without violating the Five or Fewer Limit and losing the economic benefit of the ownership of such newly-acquired shares.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus will be used for (i) the acquisition of additional multi-family properties (including equity investments in joint ventures that acquire such properties), (ii) other direct or indirect acquisitions of, or investments in, real estate and related assets, and (iii) general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures and any other purposes that we may specify in the applicable prospectus supplement. If a material part of the net proceeds is used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement, as required.
We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds from any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF STOCK

The following description is a summary of the material terms of our stock as set forth in our charter (the “Charter”) and our bylaws (the “Bylaws”) and the MGCL. These documents may be amended from time to time. You should read the Charter and the Bylaws because they, not this description, will define your rights as a stockholder.

General

The Charter authorizes us to issue up to 302,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on August 1, 2019, 15,896,805 shares of our common stock and no shares of our preferred stock were outstanding.

Our Common Stock

Subject to the provisions of the Charter regarding the restrictions on ownership and transfer of our stock, except as may be otherwise specified in the Charter, each outstanding share of our common stock entitles the holder to one vote, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power.

Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our Charter relating to the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for distribution to our stockholders and will be entitled to share ratably in assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights (unless our board of directors determine that appraisal rights apply) and have no preemptive rights to subscribe for any of our securities.

Our Preferred Stock

The Charter authorizes our board of directors to authorize the issuance from time to time of shares of stock of any class or series, including preferred stock. The Charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock, including one or more classes or series of preferred stock, and authorizes us to issue the newly classified shares. Before authorizing the issuance of a new class or series of preferred stock, our board of directors must, subject to the provisions of the Charter regarding the restrictions on ownership and transfer of our stock, fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors also may increase or decrease the authorized number of shares of any class or series of our stock, including any class or series of our preferred stock, and may classify or reclassify any unissued shares of a class or series of our stock by fixing or altering from time to time the terms of such shares.

These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any shares of our stock are listed or traded. Therefore, our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or other distributions or rights upon liquidation or the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock, Reclassify Unissued Shares of Stock and Issue Additional Shares of Common and Preferred Stock.

As permitted under the MGCL, the Charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our Charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of shares of any class or series stock that we are authorized to issue. In addition, the Charter authorizes our board of directors to classify or reclassify unissued shares of common or preferred stock and to authorize us to issue such classified or reclassified shares.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year.

The Charter includes restrictions concerning the ownership and transfer of shares of our stock. Our board of directors may, from time to time, grant waivers from these restrictions, in its sole discretion. The relevant sections of the Charter provide that, subject to the exceptions described below, no person or entity (including a “group” within the meaning of Section 13(d)(3) of the Securities Act) may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 6.0%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the “common stock ownership limit”) or 6.0% in value of the outstanding shares of all classes or series of shares of our stock (the “aggregate stock ownership limit”). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a “prohibited owner.”

The applicable constructive ownership rules under the Code are complex and may cause shares of our stock owned beneficially or constructively by a group of related individuals and/or entities to be treated as owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 6.0% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 6.0% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a person or entity from the ownership limits and may establish a different limit on ownership (the “excepted holder limit”) for any such person. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require representations and undertakings from the person requesting the exception as our board of directors may determine, in its sole discretion, as well as an opinion of counsel or a ruling from the IRS in order to determine or ensure our status as a REIT under the Code, in form and substance satisfactory to our board of directors, in its sole discretion. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit. Our board of directors granted an exception for Gould Investors, Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould and has granted an exception and created an excepted holder limit for certain holders of our common stock who owned shares of beneficial interest in BRT Realty Trust, a Massachusetts business trust, in excess of the ownership limits before the completion of the conversion of our company to a Maryland corporation.

As discussed above, in order to qualify as a REIT, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year. As a result and as discussed below, in addition to the ownership limits, the Charter prohibits any person from beneficially or constructively owning shares of our stock that would result in more than 50% in value of the outstanding shares of our stock to be beneficially owned by five or fewer individuals (including Gould Investors, Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould), regardless of whether such ownership is during the last half of any taxable year, which we refer to as the “Five or Fewer Limit.” Thus, in order to determine how much stock a person may acquire without violating the Five or Fewer Limit, a stockholder must know how much stock is beneficially or constructively owned (within the meaning of the Charter) by the four other largest stockholders.

Gould Investors, Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould are required by the Exchange Act and regulations promulgated thereunder to report, with certain exceptions, their acquisition of our stock within two days of such acquisitions, and all holders of our stock will be required to file reports of their acquisition of beneficial ownership (as defined in the Exchange Act) of more than 5% of the outstanding shares of our stock no less frequently than annually. However, beneficial ownership for purposes of the reporting requirements under the Exchange Act is calculated differently than beneficial ownership for purposes of determining compliance with Five or Fewer Limit. In addition, to the extent that any one or more of Gould Investors, Fredric H. Gould, Matthew J. Gould or Jeffrey A. Gould acquires 30% or more of the outstanding shares of our stock, ownership by four individuals of five percent or less of the outstanding shares of our stock (which would not require public disclosure) could still result in a violation of the Five or Fewer Limit and, therefore, cause newly-acquired shares of our stock be transferred to the charitable trust. As a result, you may not have enough information currently available to you at any time to determine the percentage of ownership of our stock that you can acquire without violating the Five or Fewer Limit and losing the economic benefit of the ownership of such newly-acquired shares.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both for one or more persons, unless, after giving effect to such increase (but without regard to any exemptions from the ownership limits granted by the board of directors as described above), five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of the outstanding shares of our stock or we would otherwise fail to qualify as a REIT under the Code. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or of our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or our shares of our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or shares of our stock of all classes or series, as applicable, will violate the decreased ownership limit.

The Charter further prohibits:

•any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT under the Code; and

•any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give written notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT under the Code.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT under the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or our otherwise failing to qualify as a REIT under the Code, then the Charter provides that the transfer of the number of shares that would cause the violation will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the event causing the shares to be held in trust did not involve a purchase of such shares at market price, the market price of the shares on the date of such event) and (ii) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount so payable by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any dividends or other amounts held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the event causing the shares to be held in trust did not involve a purchase of such shares at market price, the market price of the shares on the date of such event) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any dividends or other amounts held by the trustee with respect to such shares. In addition, if, before our discovery that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

In addition, if our board of directors determines that a transfer or other event has taken place that would violate the restrictions on ownership and transfer of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Any one or all of the foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the applicable restriction(s) or limitation(s) is no longer required in order for us to continue to qualify as a REIT under the Code.

The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Co., LLC, New York.

DESCRIPTION OF WARRANTS
The following paragraphs constitute a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find Additional Information” on page 1 of this prospectus. We urge you to read the applicable warrant certificate, warrant agreement and any applicable prospectus supplement in their entirety.
General
We may issue warrants to purchase our equity securities. We may issue warrants independently or together with any other offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a transfer agent or bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•the title of the warrants;
•the designation, amount and terms of the securities for which the warrants are exercisable;
•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•the price or prices at which the warrants will be issued;
•the aggregate number of warrants;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•if applicable, a discussion of certain material U.S. federal income tax considerations applicable to the warrants;
•any other terms of the warrants, including terms, procedures and limitations relating to the redemption, exchange and exercise of the warrants;
•the maximum or minimum number of warrants that may be exercised at any time; and
•information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following paragraphs constitute a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find Additional Information” on page 1 of this prospectus. We urge you to read the applicable subscription rights certificate, subscription rights agreement and any applicable prospectus supplement in their entirety.
We may issue subscription rights to purchase our common shares, preferred shares or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any or a portion of the securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•the price, if any, for the subscription rights;
•the exercise price payable for each common share, preferred share or other security upon the exercise of the subscription rights;
•the number of subscription rights issued to each securityholder;
•the number and terms of the common shares, preferred shares or other securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description is a summary of the material provisions of our Charter and Bylaws and specified provisions of the Maryland General Corporation Law, or MGCL. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Charter, the Bylaws and the MGCL. These documents may be amended from time-to-time. You should read each of these documents because they, not this description, will define your rights as stockholders. See also "Description of Stock."

Our Board of Directors

Our board of directors consists of ten directors. The Charter provides that the number of our directors may only be increased or decreased pursuant to the Bylaws. The Bylaws provide that the number of our directors may be established, increased or decreased by our board of directors but, unless the Bylaws are amended, may not be fewer than the minimum number required by the MGCL, which is one, nor more than fifteen.

The Charter provides for a staggered board of directors consisting of three classes of directors. Directors of each class are elected for three-year terms and until their successors are duly elected and qualify. Each year one class of our directors will be elected by our stockholders. The terms of the Class I, Class II, and Class III directors expire at our annual meetings of stockholders in 2021, 2022 and 2020, respectively, and until their successors are duly elected and qualify.

Election of Directors; Removals; Vacancies

Holders of shares of common stock have no right to cumulative voting in the election of directors. Under the Charter and the Bylaws, each of our directors is elected by a majority of the votes cast by the holders of our common stock in the election of such director, except in a contested election. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. An election is considered contested if, as of the date of the proxy statement for the meeting of stockholders at which directors are to be elected, there are more nominees for election than the number of directors to be elected. Pursuant to our corporate governance guidelines, any nominee for election as a director who is an incumbent director but who is not elected by the vote required by the Bylaws, and with respect to whom no successor has been elected, must promptly tender his or her offer to resign to our board of directors for its consideration. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of our board of directors will consider such offer and recommend to our board of directors whether to accept the offer to resign. No later than the next regularly-scheduled board meeting to be held at least ten days after the date of the election, our board of directors will decide whether to accept the offer to resign. Our board of directors will promptly and publicly disclose its decision. The nominee may address the Nominating Committee and/or our board of directors, but may not be present during deliberations or voting on whether to accept the nominee’s offer to resign. If the offer to resign is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. The Nominating Committee and our board of directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Pursuant to the Charter, we elected to be subject to a provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

The Charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on its board of directors, precludes stockholders from (1) removing incumbent directors between annual meetings except upon a substantial affirmative vote and for cause and (2) filling the vacancies created by any such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors before the interested stockholder becomes an interested stockholder.

Pursuant to the statute, we elected to exempt from the Maryland Business Combination Act all business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person). As a result, any person described above may be able to enter into business combinations with us that may or may not be in the best interest of our stockholders, without compliance by us with the super-majority vote requirements and other provisions of the statute.

We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who has made or proposes to make the control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (ii) acquisitions of shares previously approved or exempted by the charter or bylaws of the corporation.

As permitted by the MGCL, the Bylaws contain a provision opting out of the Maryland Control Share Acquisition Act. This provision may be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•a classified board;

•a two-thirds vote requirement for removing a director;

•a requirement that the number of directors be fixed only by vote of the board of directors;

•a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•a majority requirement for the calling of a special meeting of shareholders.

The Charter provides that, except as may be provided by our board of directors in setting the terms of any class or series of stock, we are subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in the Charter and the Bylaws unrelated to Subtitle 8, we already (1) have a classified board, (2) require a two-thirds vote for the removal of any director from the board, which removal must be for cause, (3) vest in our board of directors the exclusive power to fix the number of directorships, subject to limitations set forth in the Charter and the Bylaws, and (4) require the request of stockholders entitled to cast a majority of all votes entitled to be cast in order to call a special meeting to act on any matter upon the request of stockholders.

Approval of Extraordinary Actions; Amendments to the Charter and the Bylaws

Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The Charter provides that these actions, other than certain amendments to the Charter as described below, must be approved by a majority of all of the votes entitled to be cast on the matter.

The Charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except with respect to the following matters, all of which require the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter: (i) the number and classification of directors; (ii) the indemnification and limitations on liability of directors, officers and certain other persons; (iii) the removal of directors; (iv) the vesting of exclusive power in the board of directors to adopt, alter or repeal any provision of the bylaws and to make new bylaws; (v) the restrictions on ownership and transfer of shares of our stock; and (vi) the vote required to amend any of the foregoing provisions.

The Charter and the Bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision in the Bylaws and to make new bylaws.

Meetings of Stockholders

Under the Bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. The Bylaws provide that (i) special meetings of stockholders may be called only by our chairman, chief executive officer, president or our board of directors; (ii) subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

The Bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of the Bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date that our proxy statement is released to the stockholders for the preceding year’s annual meeting of stockholders.

Only the business specified in the notice of the meeting may be brought before a special meeting of stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, or (2) if the special meeting has been called in accordance with the Bylaws for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by our board of directors for purposes of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the Bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the close of business on the 90th day before the special meeting or, if later, the tenth day after the first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by the Bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the shareholder, its affiliates and any proposed nominee in BRT.

Exclusive Forum

The Bylaws provide that, unless our board of directors agrees otherwise, (a) any derivative action or proceeding, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the MGCL, the Charter or the Bylaws and (d) claims governed by the internal affairs doctrine, must be brought in the Circuit Court for Baltimore City, Maryland, or the Supreme Court of Nassau County, New York (or, if neither such court has jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, or the United States District Court for the Eastern District of New York).

Qualification as a REIT

The Charter provides that our board of directors may revoke or otherwise terminate our election as to be taxed a REIT under the Code, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified, or attempt to qualify, as a REIT under the Code.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless the charter provides otherwise, which the Charter does not), to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•the director or officer actually received an improper personal benefit in money, property or services; or

•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of:

•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•any present or former director or officer of ours or Old BRT who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity; and

•any individual who, while a director or officer of ours or Old BRT and at our or Old BRT’s request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity;

•in either case, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity.

The Charter also requires us to indemnify and advance expenses to any person who served a predecessor of ours (including, without limitation, Old BRT and its direct and indirect subsidiaries) in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

We entered into customary indemnification agreements with our directors and executive officers that will require us, among other things, to indemnify our directors and executive officers against certain liabilities that may arise by reason of their status as directors or officers to the maximum extent permitted by Maryland law and provide for the advancement of expenses in connection therewith.

We maintain directors’ and officers’ liability insurance which will indemnify our directors and officers against damages (including legal fees and expenses), arising out of certain kinds of claims which might be made against them based on acts and things done (or not done) by them while acting in their capacity as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes certain U.S. federal income tax issues that you, as a prospective investor, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of prospective investors that are subject to special treatment under U.S. federal income tax laws, including, without limitation, insurance companies, tax-exempt organizations (except to the extent discussed in “Taxation of Tax-Exempt Stockholders,” below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “Taxation of Non-U.S. Stockholders,” below).

The following discussion describes certain of the material U.S. federal income tax considerations relating to our taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the ownership and disposition of shares of our capital stock.
Because this summary is only intended to address certain of the material U.S. federal income tax considerations relating to the ownership and disposition of shares of our capital stock, it may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that:
•the tax consequences to you may vary depending on your particular tax situation;
•you may be a person that is subject to special tax treatment or special rules under the Code (e.g., regulated investment companies, insurance companies, tax-exempt entities, financial institutions or broker-dealers, expatriates, persons subject to the alternative minimum tax and partnerships, trusts, estates or other pass through entities) that the discussion below does not address;
•the discussion below does not address any state, local or non-U.S. tax considerations; and
•the discussion below deals only with stockholders that hold shares of our capital stock as a “capital asset,” within the meaning of Section 1221 of the Code.
WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND SELLING SHARES OF OUR CAPITAL STOCK, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND SELLING SHARES OF OUR CAPITAL STOCK IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.
The information contained in this section is based on the Code, final, temporary and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including in private letter rulings and other non-binding guidance issued by the IRS), as well as court decisions all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law, or that any such change would not apply retroactively to transactions or events preceding the date of the change. We have not obtained, and do not intend to obtain, any rulings from the IRS concerning the U.S. federal income tax treatment of the matters discussed below. Furthermore, neither the IRS nor any court is bound by any of the statements set forth herein and no assurance can be given that the IRS will not assert any position contrary to statements set forth herein or that a court will not sustain such position.
Taxation of the Company as a REIT
Dentons US LLP (“Dentons”), which has acted as our tax counsel, has reviewed the following discussion and is of the opinion that, to the extent that it constitutes matters of law or legal conclusions, it fairly summarizes the material U.S. federal income tax considerations relevant to our status as a REIT under the Code and to investors in shares of our capital stock. The following summary of certain U.S. federal income tax considerations is based on current law, is for general information only, and is not intended to be (and is not) tax advice.
It is the opinion of Dentons that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ended December 31, 2006 through and including our taxable year ended December 31, 2018, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. We emphasize that this opinion of Dentons is based on various assumptions, certain representations and statements made by us as to factual matters and is conditioned upon such assumptions, representations and statements being accurate and complete. Dentons has advised us that it is not aware of any facts or circumstances that are not consistent with these representations, assumptions and statements. Potential purchasers of shares of our capital stock should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In general, our qualification and taxation as a REIT depends upon our ability to satisfy, through actual operating results, distribution, diversity of share ownership, and other requirements imposed under the Code, none of which has been, or will be, reviewed by Dentons. Accordingly, while we intend to continue to qualify to be taxed as a REIT under the Code no assurance can be given that the actual results of our operations for any particular taxable year has satisfied, or will satisfy, the requirements for REIT qualification.
Commencing with our taxable year ended December 31, 1972, we elected to be taxed as a REIT under the Code. We believe that commencing with our taxable year ended December 31, 1972, we have been organized and have operated in such a manner so as to qualify as a REIT under the Code, and we intend to continue to operate in such a manner. However, we cannot assure you that we will, in fact, continue to operate in such a manner or continue to so qualify as a REIT under the Code.
If we qualify for taxation as a REIT under the Code, we generally will not be subject to a corporate-level tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the “double taxation” (i.e., a corporate-level tax and stockholder-level tax) that generally results from investment in a regular subchapter C corporation. However, we will be subject to U.S. federal income tax as follows:
•First, we would be taxed at regular corporate rates on any of our undistributed REIT taxable income, including our undistributed net capital gains (although, to the extent so designated by us, stockholders would receive an offsetting credit against their own U.S. federal income tax liability for U.S. federal income taxes paid by us with respect to any such gains).
•Second, if we have (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.
•Third, if we have net income from prohibited transactions such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.
•Fourth, if we should fail to satisfy the annual 75% gross income test or 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT under the Code because certain other requirements have been met, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income (90% for taxable years beginning on or before October 22, 2004) over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.
•Fifth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income required to be distributed from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amount actually distributed by us.
•Sixth, if we were to acquire an asset from a corporation that is or has been a subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the subchapter C corporation, and we subsequently recognize gain on the disposition of the asset within the five year period beginning on the day that we acquired the asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate. The results described in this paragraph assume that no election will be made under Treasury Regulations Section 1.337(d)-7 for the subchapter C corporation to be subject to an immediate tax when the asset is acquired.
•Seventh, for taxable years beginning after December 31, 2000, we could be subject to a 100% tax on certain payments that we receive from one of our taxable REIT subsidiaries (“TRSs”), or on certain expenses deducted by one of our TRSs, if the economic arrangement between us, the TRS and the tenants at our properties are not comparable to similar arrangements among unrelated parties.
•Eighth, if we fail to satisfy a REIT asset test, as described below, during our 2005 and subsequent taxable years, due to reasonable cause and we nonetheless maintain our REIT qualification under the Code because of specified cure provisions, we will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
•Ninth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) during our 2005 and subsequent taxable years and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•Tenth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders.
•Finally, the earnings of our lower-tier entities that are subchapter C corporations, including TRSs but excluding our QRSs (as defined below), are subject to federal corporate income tax.
In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for REIT Qualification-In General
To qualify as a REIT under the Code, we must elect to be treated as a REIT and must satisfy the annual gross income tests, the quarterly asset tests, distribution requirements, diversity of share ownership and other requirements imposed under the Code. In general, the Code defines a REIT as a corporation, trust or association:
(1) that is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3) that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the
Code;
(4) that is neither a financial institution nor an insurance company to which certain provisions of the
Code apply;
(5) the beneficial ownership of which is held by 100 or more persons;
(6) during the last half of each taxable year, not more than 50% in value of the outstanding capital stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities;
(7) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and
(8) that meets certain other tests, described below, regarding the nature of its income and assets.
The Code provides that the requirements (1)-(4), (7) and (8) above must be met during the entire taxable year and that requirements (5) and (6) above do not apply to the first taxable year for which a REIT election is made and, thereafter, requirement (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of requirement (6) above, generally (although subject to certain exceptions that should not apply with respect to us), any stock held by a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is treated as not held by the trust itself but directly by the trust beneficiaries in proportion to their actuarial interests in the trust.
We believe that we have satisfied the requirements above for REIT qualification. In addition, our Charter currently includes restrictions regarding the ownership and transfer of shares of our capital stock, which restrictions are intended to assist us in satisfying some of these requirements (and, in particular requirements (5) and (6) above). The ownership and transfer restrictions pertaining to shares of our capital stock are described in the prospectus under the heading “Description of Stock -Restrictions on Ownership and Transfer”.
In applying the REIT gross income and asset tests, all of the assets, liabilities and items of income, deduction and credit of a corporate subsidiary of a REIT that is a “qualified REIT subsidiary” (as defined in Section 856(i)(2) of the Code) (“QRS”) are treated as the assets, liabilities and items of income, deduction and credit of the REIT itself. Moreover, the separate existence of a QRS is disregarded for U.S. federal income tax purposes and the QRS is not subject to U.S. federal corporate income tax (although it may be subject to state and local tax in some states and localities). In general, a QRS is any corporation if all of the stock of such corporation is owned by the REIT, except that it does not include any corporation that is a TRS of the REIT. Thus, for U.S. federal income tax purposes, our QRSs are disregarded, and all assets, liabilities and items of income, deduction and credit of these QRSs are treated as BRT’s assets, liabilities and items of income, deduction and credit.
A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a TRS. A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 21%), and may also be subject to state and local tax. Any dividends paid or deemed paid to us by any one of our TRSs will also be taxable, either (1) to us to the extent the dividend is retained by us, or (2) to our stockholders to the extent the dividends received from the TRS are paid to our stockholders. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “REIT Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order to qualify as a REIT, the securities of all of our TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets; however, we cannot assure that this will always be true.
A TRS may generally engage in any business including the provision of customary or non-customary services to tenants of its parent REIT, which, if performed by the REIT itself, could cause rents received by the REIT to be disqualified as “rents from real property.” However, a TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. However, for taxable years beginning after July 30, 2008, a TRS may provide rights to a brand name under which a health care facility is operated, if such rights are provided to an “eligible independent contractor” to operate or manage the health care facility and such health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS (i) directly or indirectly possesses a license, permit, or similar instrument enabling it to do so, or (ii) employs individuals working at such facility or property located outside the U.S., but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, the Code contains several provisions which address the arrangements between a REIT and its TRSs which are intended to ensure that a TRS recognizes an appropriate amount of taxable income and is subject to an appropriate level of federal income tax. For example, a TRS is limited in its ability to deduct interest payments made to the REIT. In addition, a REIT would be subject to a 100% penalty on some payments that it receives from a TRS, or on certain expenses deducted by the TRS, if the economic arrangements between the REIT, the REIT’s tenants and the TRS are not comparable to similar arrangements among unrelated parties. Further, for taxable years beginning after 2015, a 100% excise tax is imposed on “redetermined TRS service income,” which is income of a taxable REIT subsidiary attributable to services provided to, or on behalf of, its associated REIT and which would otherwise be increased on distribution, apportionment, or allocation under the Code (i.e., as a result of a determination that the amount of income to be paid for such services was not set at arm’s length).
Also, a REIT that is a partner in a partnership is deemed to own its proportionate share of each of the assets of the partnership and is deemed to be entitled to income of the partnership attributable to such proportionate share. For purposes of Section 856 of the Code, the interest of a REIT in the assets of a partnership of which it is a partner is determined in accordance with the REIT’s capital interest in the partnership and the character of the assets and items of gross income of the partnership retain the same character in the hands of the REIT. For example, if the partnership holds any property primarily for sale to customers in the ordinary course of its trade or business, the REIT is treated as holding its proportionate share of such property primarily for such purpose. Thus, our proportionate share (based on our capital interest) of the assets, liabilities and items of income of any partnership in which we are a partner, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. For purposes of the 10% Value Test (described under “REIT Asset Tests” below) our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. Also, actions taken by the partnerships can affect our ability to satisfy the REIT gross income and asset tests and the determination of whether we have net income from a prohibited transaction. For purposes of this section any reference to “partnership” shall refer to and include any partnership, limited liability company, joint venture and other entity or arrangement that is treated as a partnership for federal income tax purposes, and any reference to “partner” shall refer to and include a partner, member, joint venturer and other beneficial owner of any such partnership, limited liability company, joint venture and other entity or arrangement.
REIT Gross Income Tests: In order to maintain our qualification as a REIT under the Code, we must satisfy, on an annual basis, two gross income tests.
•First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain “hedging transactions” entered into after July 30, 2008, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments.

•Second, at least 95% of our gross income, excluding gross income from prohibited transactions and, commencing with our 2005 taxable year, certain “hedging transactions,” for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.
For this purpose the term “rents from real property” includes: (a) rents from interests in real property; (b) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated; and (c)(i) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease, and (ii) for tax years beginning after December 31, 2015, personal property leased in connection with a lease of real property will be treated as a real estate asset for purposes of the 75% asset test only to the extent that rents attributable to such personal property meets the 15% test described above.
For purposes of (c)(i) the rent attributable to personal property is equal to that amount which bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real property and the personal property at the beginning and at the end of such taxable year. In addition, for taxable years beginning after December 31, 2015, debt secured by a mortgage on both real and personal property will qualify as a real estate asset for purposes of the 75% asset test, and interest on such debt will be qualifying income for purposes of both the 95% and 75% income tests, if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing the debt.
However, in order for rent received or accrued, directly or indirectly, with respect to any real or personal property, to qualify as “rents from real property,” the following conditions must be satisfied:
•such rent must not be based in whole or in part on the income or profits derived by any person from the property (although the rent may be based on a fixed percentage of receipts or sales);
•such rent may not be received or accrued, directly or indirectly, from any person if the REIT owns, directly or indirectly (including by attribution, upon the application of certain attribution rules): (i) in the case of any person which is a corporation, at least 10% of such person’s voting stock or at least 10% of the value of such person’s stock; or (ii) in the case of any person which is not a corporation, an interest of at least 10% in the assets or net profits of such person, except that under certain circumstances, rents received from a TRS will not be disqualified as “rents from real property” even if we own more than 10% of the TRS; and
•the portion of such rent that is attributable to personal property for a taxable year that is leased under, or in connection with, a lease of real property may not exceed 15% of the total rent received or accrued under the lease for the taxable year.
In addition, all amounts (including rents that would otherwise qualify as “rents from real property”) received or accrued during a taxable year directly or indirectly by a REIT with respect to a property, will constitute “impermissible tenant services income” (and, thus, will not qualify as “rents from real property”) if the amount received or accrued directly or indirectly by the REIT for: (x) non-customary services furnished or rendered by the REIT to tenants of the property; or (y) managing or operating the property ((x) and (y) collectively, “Impermissible Services”) exceeds 1% of all amounts received or accrued during such taxable year directly or indirectly by the REIT with respect to the property. For this purpose, however, the following services and activities are not treated as Impermissible Services: (i) services furnished or rendered, or management or operation provided, through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS; and (ii) services usually or customarily rendered in connection with the rental of space for occupancy (such as, for example, the furnishing of heat and light, the cleaning of public entrances, and the collection of trash), as opposed to services rendered primarily to a tenant for the tenant’s convenience. If the amount treated as being received or accrued for Impermissible Services does not exceed the 1% threshold, then only the amount attributable to the Impermissible Services (and not, for example, all tenant rents received or accrued that otherwise qualify as “rents from real property”) will fail to qualify as “rents from real property.” For purposes of the 1% threshold, the amount that we will be deemed to have received for performing Impermissible Services will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In addition, for tax years beginning after December 31, 2015, debt instruments issued by publicly offered REITs will be treated as real estate assets for purposes of the 75% asset test. Income from such debt instruments is qualifying income for purposes of the 95% income test, but it is not qualifying income for purposes of the 75% income test. Not more than 25% of the value of our assets can consist of debt instruments of publicly offered REITs unless it would otherwise be treated as a real estate asset.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for transactions to hedge indebtedness we incurred to acquire or carry “real estate assets” was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Commencing with our 2005 taxable year, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. For tax years beginning after December 31, 2015, certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of will not be included in income for purposes of the 95% and 75% income tests. For this purpose, a “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT under the Code.
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
•the REIT has held the property for not less than two years;
•the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;
•in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.
Certain alternative tests for satisfying the rules contained in the safe harbor provisions, under which certain sales of real estate assets will not be treated as prohibited transactions, were enacted and signed into law on December 18, 2015. We will attempt to comply with the terms of safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to such corporation at regular corporate income tax rates.
We have not in the past owned and do not intend to acquire in the future investments in foreign countries. However, to the extent that we or our subsidiaries hold or acquire investments in foreign countries, taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and the 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or interests in real property and certain foreign currency gains attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income only for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or interests in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Notwithstanding the foregoing, for taxable years beginning after June 30, 2008, the Secretary of the Treasury may determine that any item of income or gain not otherwise qualifying for purposes of the 75% and 95% gross income tests may be considered as not constituting gross income for purposes of those tests, and that any item of income or gain that otherwise constitutes non-qualifying income may be considered as qualifying income for purposes of such tests.
If we fail to satisfy either or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year pursuant to a special relief provision of the Code which may be available to us if:
•our failure to meet these tests was due to reasonable cause and not due to willful neglect;
•we attach a schedule of the nature and amount of each item of income to our U.S. federal income tax return; and
•for our 2004 and prior taxable years, the inclusion of any incorrect information on the schedule is not due to fraud with intent to evade tax.
We cannot state whether in all circumstances, if we were to fail to satisfy either of the gross income tests, we would still be entitled to the benefit of this relief provision. Even if this relief provision were to apply, we would nonetheless be subject to a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test and (2) the amount by which 95% (or 90% for our 2004 and prior taxable years) of our income exceeds the amount of qualifying income under the 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.

REIT Asset Tests: At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature and diversification of our assets (collectively, the “Asset Tests”):
•at least 75% of the value of our total assets must be represented by “real estate assets” (which also includes any property attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument and only for the 1-year period beginning on the date the REIT receives such proceeds), cash and cash items (including receivables) and government securities (“75% Value Test”);
•not more than 25% of the value of our total assets may be represented by securities other than securities that constitute qualifying assets for purposes of the 75% Value Test;
•except with respect to securities of a TRS or QRS and securities that constitute qualifying assets for purposes of the 75% Value Test:
- not more than 5% of the value of our total assets may be represented by securities of any one issuer the “5% Value Test”);
- we may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer (the “10% Vote Test”);
- we may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer (“10% Value Test”);
- not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and
•for tax years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs unless it would otherwise be treated as a real estate asset for purposes of the 75% Value Test.
After initially meeting the Asset Tests at the close of any quarter of our taxable year, we would not lose our status as a REIT under the Code for failure to satisfy these tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to facilitate compliance with the Asset Tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.
In applying the Asset Tests, we are treated as owning all of the assets held by any of our QRSs and our proportionate share of the assets held by the partnerships.
For purposes of the 5% Value Test, the 10% Vote Test or the 10% Value Test, the term “securities” does not include shares in another REIT, equity or debt securities of a QRS or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. Securities, for purposes of the Asset Tests, may include debt that we hold in other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities for purposes of the 10% Value Test: (1) securities that meet the “straight debt” safe harbor; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); (5) securities issued by other REITs; (6) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test; (7) any debt not otherwise described in this paragraph that is issued by a partnership, but only to the extent of our interest as a partner in the partnership; (8) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (9) any other arrangement described in future Treasury Regulations. For purposes of the 10% Value Test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in (6) and (7) above.
For taxable years beginning after July 30, 2008, for purposes of the 75% Value Test, cash includes any foreign currency used by the REIT or its qualified business unit as its “functional currency” (as defined in section 985(b) of the Code), provided that the foreign currency (a) is held by the REIT or its qualified business unit in the normal course of activities which give rise to qualifying income under the 75% or 95% gross income tests or which are related to acquiring or holding assets described in section 856(c)(4) of the Code and (b) is not held in connection with dealing, or engaging in substantial and regular trading, in securities.
Based on our regular quarterly asset tests, we believe that we have not violated any of the Asset Tests. However, we cannot provide any assurance that the IRS would concur with our beliefs in this regard.
•If we fail to satisfy the Asset Tests at the end of a calendar quarter, we will not lose our REIT qualification if:
–we satisfied the Asset Tests at the end of the preceding calendar quarter; and
–the discrepancy between the value of our assets and the Asset Test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If at the end of any calendar quarter commencing with our 2005 taxable year, we violate the 5% Value Test, the 10% Vote Test or the 10% Value Test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the Asset Tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the Asset Tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the Asset Tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the nonqualifying assets during the period in which we failed to satisfy the Asset Tests.
REIT Distribution Requirements: To qualify for taxation as a REIT, we must, each year, make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (1) the sum of: (A) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (B) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we were to dispose of any asset acquired from a subchapter C corporation in a “carryover basis” transaction within five years of the acquisition, we would be required to distribute at least 90% of the after-tax “built-in gain” recognized on the disposition of such asset.
We must pay dividend distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if one of the following two sets of criteria are satisfied:
•the dividends are declared in October, November or December and are made payable to stockholders of record on a specified date in any of these months, and such dividends are actually paid during January of the following year; or
•the dividends are declared before we timely file our U.S. federal income tax return for such year, the dividends are paid in the 12-month period following the close of the year and not later than the first regular dividend payment after the declaration, and we elect on our U.S. federal income tax return for such year to have a specified amount of the subsequent dividend treated as if paid in such year.
Even if we satisfy our distribution requirements for maintaining our REIT status, we will nonetheless be subject to a corporate-level tax on any of our net capital gain or REIT taxable income that we do not distribute to our stockholders. In addition, we will be subject to a 4% excise tax to the extent that we fail to distribute during any calendar year (or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last 3 months of the calendar year) an amount at least equal to the sum of:
•85% of our ordinary income for such year;
•95% of our capital gain net income for such year; and

•any undistributed taxable income required to be distributed from prior periods.
As discussed below, we may retain, rather than distribute, all or a portion of our net capital gains and pay the tax on the gains and may elect to have our stockholders include their proportionate share of such undistributed gains as long-term capital gain income on their own income tax returns and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any such retained gains would be treated as having been distributed by us.
We intend to make timely distributions sufficient to satisfy our annual distribution requirements for REIT qualification under the Code and which are eligible for the dividends-paid deduction.
We expect that our cash flow will exceed our REIT taxable income due to the allowance of depreciation and other non-cash deductions allowed in computing REIT taxable income. Accordingly, in general, we anticipate that we should have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement for REIT qualification under the Code. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this requirement or to distribute an amount sufficient to enable us to avoid income and/or excise taxes. In such event, we may find it necessary to arrange for borrowings to raise cash or, if possible, make taxable stock dividends in order to make such distributions.
In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, we may be able to rectify any resulting failure to meet the 90% distribution requirement by paying “deficiency dividends” to stockholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within ninety days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.
Recordkeeping Requirements: We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from certain of our stockholders designed to disclose the actual ownership of our outstanding shares of capital stock. We have complied, and we intend to continue to comply, with these requirements.
Failure to Qualify as a REIT: Commencing with our 2005 taxable year, if we would otherwise fail to qualify as a REIT under the Code because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the gross income tests described above or a violation of the asset tests described above each of which have specific relief provisions that are described above.
If we fail to qualify for taxation as a REIT under the Code in any taxable year, and the relief provisions do not apply, we will have to pay tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions to stockholders in any year in which we fail to qualify, nor will we be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to the stockholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We might not be entitled to the statutory relief described in the preceding paragraph in all circumstances.
Taxation of U.S. Stockholders
When we refer to the term U.S. Stockholders, we mean a holder of shares of our capital stock that is, for U.S. federal income tax purposes:
•a citizen or resident of the United States;
•a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust if a court within the United States can exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.
If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds shares of our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our capital stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of shares of our capital stock by the partnership.
Distributions Generally: For any taxable year for which we qualify for taxation as a REIT under the Code, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.
As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. Stockholders as ordinary income. A U.S. Stockholder taxed at individual rates will generally not be entitled to the reduced tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends received from a non-REIT corporation in which we own shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), and (b) that is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) for our previous taxable year less any taxes paid by us during the previous taxable year, provided that certain holding period and other requirements are satisfied at both the REIT and individual stockholder level. U.S. Stockholders taxed at individual rates should consult their own tax advisors to determine the impact of tax rates on dividends received from us. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations.
Distributions made by us that we properly designate as capital gain dividends will be taxable to U.S. Stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. Stockholder has held his shares of our capital stock. The highest marginal individual income tax rate is currently 37%. However, the maximum tax rate on long-term capital gain applicable to U.S. Stockholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. Thus, with certain limitations, capital gain dividends received by U.S. Stockholders taxed at individual rates may be eligible for preferential rates of taxation, and the tax rate differential between capital gain and ordinary income may be significant. We will generally designate our capital gain dividends as either 20% or 25% rate distributions. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. U.S. Stockholders taxed at individual rates may generally deduct capital losses not offset by capital gains against their ordinary income only up to a maximum annual amount of $3,000. Such taxpayers may carry forward unused capital losses indefinitely. A corporate U.S. Stockholder must generally pay tax on its net capital gain at ordinary corporate rates. A corporate U.S. Stockholder may generally deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. Finally, U.S. Stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.
In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on our common stock. If we have net capital gains and designate some or all of our distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of capital stock in proportion to the allocation of earnings and profits as described above.
Special rules in the Code regarding earnings and profits are designed to ensure that shareholders, will not be treated as receiving dividends from a REIT that exceed the earnings and profits of the REIT. To the extent that we make distributions, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Stockholder. Thus, these distributions will reduce the adjusted basis which the U.S. Stockholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. Stockholder’s adjusted basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset. If the shares have been held for more than one year it will produce long-term capital gain. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions. The aggregate amount of dividends that the Company may designate as qualified dividends or capital gain dividends with respect to any taxable year cannot exceed the dividends actually paid by us during such year.

Dividends declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. Stockholders holding shares at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate as long-term capital gains in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each U.S. Stockholder required to include the designated amount in determining the U.S. Stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. U.S. Stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. Stockholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.
In March 2010, the Health Care and Education Reconciliation Act of 2010 (the “Reconciliation Act”) became law. The Reconciliation Act requires certain U.S. Stockholders who are individuals, estates or trusts to pay 3.8% Medicare tax on, among other things, dividend income and capital gains from the sale or other dispositions of stock, subject to certain exceptions. This tax applies for taxable years beginning after December 31, 2012.
Passive Activity Loss and Investment Interest Limitations: Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, a U.S. Stockholder will not be able to offset any of this income with any passive losses of the stockholder from other activities. Dividends received by a U.S. Stockholder from us generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of shares of our shares or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.
Sale/Other Taxable Disposition of Shares of our Capital Stock: In general, a U.S. Stockholder who is not a dealer in securities will recognize gain or loss on its sale or other taxable disposition of our shares equal to the difference between the amount of cash and the fair market value of any other property received on such sale or other taxable disposition and the stockholder’s adjusted basis in said shares at such time. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the 20% long-term capital gain tax rate for stockholders taxed at individual rates) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their tax advisors with respect to their capital gain tax liability. A corporate U.S. Stockholder will be subject to tax at a maximum rate of 21% on capital gain from the sale of shares of our capital stock held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.
A redemption of our capital stock (including preferred stock or common stock) will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed stock would be transferred to the holder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Stockholders should consult with their own tax advisors with respect to their capital gain tax liability in respect of distributions received from us and gains recognized upon the sale or other disposition of shares of shares of our capital stock.
Treatment of Tax-Exempt Stockholders: Based upon published rulings by the IRS, distributions by us to a U.S. Stockholder that is a tax-exempt entity generally should not constitute “unrelated business taxable income” (“UBTI”), provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness,” within the meaning of the Code, and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Similarly, income from the sale of shares of our capital stock will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.
For tax-exempt U.S. Stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from federal income taxation under Code Sections 501(c)(7), (9), (17) and (20), respectively, income from an investment in shares of our capital stock generally will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares of shares of our capital stock. Such prospective investors should consult their own tax advisors concerning these “set-aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” is treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as “qualified trusts.”
A REIT is a “pension-held REIT” if (i) it would not have qualified as a REIT under the Code but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), (ii) the percentage of the REIT’s dividends that the tax-exempt trust must treat as UBTI is at least 5%, and (iii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (ii) the total gross income of the REIT, less direct expenses related to the total gross income. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held” requirement without relying upon the “look-through” exception with respect to qualified trusts. We do not expect to be classified as a “pension-held REIT.”
The rules described above under the heading “Taxation of U.S. Stockholders” concerning the inclusion of our designated undistributed net capital gains in the income of its stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.
Certain U.S. Federal Income Tax Consequences of the Stock Dividend to United States Stockholders: Each stockholder must include the sum of the value of the shares of our capital stock and the amount of cash, if any, received pursuant to the dividend in its gross income as dividend income to the extent that such stockholder’s share of the dividend is made out of its share of the portion of our current and accumulated earnings and profits allocable to the dividend. For this purpose, the amount of the dividend paid in shares of our capital stock will be equal to the amount of cash that could have been received instead of the shares of our capital stock. A stockholder that receives shares of our capital stock pursuant to the dividend would have a tax basis in such shares equal to the amount of cash that could have been received instead of such shares as described above, and the holding period in such shares would begin on the day following the payment date for the dividend.
The dividend will not be eligible for the dividends received deduction available to U.S. Stockholders that are domestic corporations other than S corporations. Such corporate holders should also consider the possible effects of section 1059 of the Code, which reduces a corporate holder’s basis in its shares, but not below zero, by the non-taxed portion of an extraordinary dividend, where the holder has not held such shares for more than two years before the dividend announcement date.
For certain U.S. Stockholders, the dividend may be an “extraordinary dividend.” An “extraordinary dividend” is a dividend that is equal to at least 10% of a stockholder’s adjusted basis in its shares of our capital stock. A U.S. Stockholder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in its shares, to the extent of the extraordinary dividend.

Special Tax Considerations For Non-U.S. Stockholders
Taxation of Non-U.S. Stockholders: The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. Stockholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Stockholders should consult with their tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in shares of our capital stock, including any reporting requirements.
Distributions by us to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by us of United States real property interests (“USRPIs”) (as defined below) nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. However, if income from the investment in shares of our capital stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the Non-U.S. Stockholder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Stockholder to U.S. taxation on a net income basis) the Non-U.S. Stockholder generally will be subject to tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such income and is generally not subject to withholding. Any such effectively connected distributions received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder, other than dividends treated as attributable to gain from sales or exchanges of USRPIs and capital gain dividends, paid to a Non-U.S. Stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is submitted to us or the appropriate withholding agent or (b) the Non-U.S. Stockholder submits an IRS Form W-8 ECI (or a successor form) to us or the appropriate withholding agent claiming that the distributions are effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business and, in either case, other applicable requirements were met.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Stockholder’s shares, but rather will reduce the adjusted basis of such shares. For FIRPTA (defined below) withholding purposes (discussed below) such distribution will be treated as consideration for the sale or exchange of shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder’s shares, these distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.
Distributions to a Non-U.S. Stockholder that are designated by us at the time of distribution as capital gain dividends (other than those arising from the disposition of a USRPI) generally will not be subject to U.S. federal income taxation unless (i) investment in the shares is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (except that a corporate Non-U.S. Stockholder may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such stockholder will be subject to a 30% tax on his or her capital gains.
For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of USRPIs will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders would be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 21% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder’s U.S. federal income tax liability. We or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of Non-U.S. Stockholder status on IRS Form W-8 to determine whether withholding is required on gains realized from the disposition of USRPIs. A U.S. Stockholder who holds shares on behalf of a Non-U.S. Stockholder will bear the burden of withholding, provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.
Capital gain distributions to Non-U.S. Stockholders that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) shares of our capital stock continue to be treated as being “regularly traded” on an established securities market in the United States and (2) the Non-U.S. Stockholder did not own more than 10% of shares of our capital stock at any time during the one-year period preceding the distribution. As a result, Non-U.S. Stockholders owning 10% or less of shares of our capital stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If shares of our capital stock cease to be regularly traded on an established securities market in the United States or the Non-U.S. Stockholder owned more than 10% of shares of our capital stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. If a Non-U.S. Stockholder disposes of shares of our capital stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such Non-U.S. Stockholder (or a person related to such Non-U.S. Stockholder) acquires or enters into a contract or option to acquire shares of our capital stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such Non-U.S. Stockholder under FIRPTA, then such Non-U.S. Stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from the sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholders owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. If the qualified shareholder has such an “applicable investor,” the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of USRPI. For these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle", and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distribution to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. These changes apply to dispositions and distributions on or after December 18, 2015.
Gain recognized by a Non-U.S. Stockholder upon a sale of stock of a REIT generally will not be taxed under FIRPTA if the REIT is a “domestically controlled REIT” (generally, a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign persons). Effective December 18, 2015, in determining whether a REIT is domestically controlled, the REIT may presume that holders of less than 5% of a class of stock regularly traded on an established securities market in the United States are U.S. persons throughout the testing period, except to the extent that the REIT has actual knowledge to the contrary. In addition, any stock in the REIT held by another REIT that is publicly traded will be treated as held by a non-U.S. person unless the other REIT is domestically controlled, in which case the stock will be treated as held by a U.S. person. Finally, any stock in a REIT held by another REIT that is not publicly traded will be treated as held by a U.S. person to the extent that U.S. persons hold the other REIT’s stock. Since it is currently anticipated that we will be a “domestically-controlled REIT,” a Non-U.S. Stockholder’s sale of shares of our capital stock should not be subject to taxation under FIRPTA. However, because shares of our capital stock are publicly-traded, no assurance can be given that we will continue to be a “domestically-controlled REIT.” Notwithstanding the foregoing, gain from the sale of shares of our capital stock that is not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the Non-U.S. Stockholder’s investment in the shares is “effectively connected” with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (a Non-U.S. Stockholder that is a foreign corporation may also be subject to a 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals).

If we are not, or cease to be, a “domestically controlled REIT,” whether gain arising from the sale or exchange of shares by a Non-U.S. Stockholder would be subject to United States taxation under FIRPTA as a sale of a USRPI will depend on whether any class of our shares is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange), as is the case with shares of our capital stock, and on the size of the selling Non-U.S. Stockholder’s interest in us. In the case where we are not, or cease to be, a “domestically-controlled REIT” and any class of our shares is “regularly traded” on an established securities market at any time during the calendar year, a sale of shares of that class by a Non-U.S. Stockholder will only be treated as a sale of a USRPI (and thus subject to taxation under FIRPTA) if such selling stockholder beneficially owns (including by attribution) more than 5% of the total fair market value of all of the shares of such class at any time during the five-year period ending either on the date of such sale or other applicable determination date. To the extent we have one or more classes of shares outstanding that are “regularly traded,” but the Non-U.S. Stockholder sells shares of a class of our shares that is not “regularly traded,” the sale of shares of such class would be treated as a sale of a USRPI under the foregoing rule only if the shares of such latter class acquired by the Non-U.S. Stockholder have a total net market value on the date they are acquired that is greater than 5% of the total fair market value of the “regularly traded” class of our shares having the lowest fair market value (or with respect to a nontraded class of our shares convertible into a “regularly traded” market value on the date of acquisition of the total fair market value of the “regularly traded” class into which it is convertible). If gain on the sale or exchange of shares were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals); provided, however, that deductions otherwise allowable will be allowed as deductions only if the tax returns were filed within the time prescribed by law. In general, the purchaser of the shares would be required to withhold and remit to the IRS 15% of the amount realized by the seller on the sale of such shares.
“Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. This provision is effective for dispositions and distributions occurring after December 18, 2015.
Information Reporting Requirements and Backup Withholding Tax
U.S. Stockholders: We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a U.S. Stockholder with respect to dividends paid unless the U.S. Stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. Stockholder that does not provide us with its correct taxpayer identification number. A U.S. Stockholder may credit any amount paid as backup withholding against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Stockholder who fails to certify to us its non-foreign status.
On March 18, 2010, the Hiring Incentives to Restore Employment Act of 2010 (the “HIRE Act”) became law. The HIRE Act imposes a U.S. withholding tax at a 30% rate on dividends after June 30, 2014 and proceeds of sale in respect of our shares after December 31, 2018 (subject to the caveat below) that are realized by U.S. Stockholders who own their shares through foreign accounts or foreign intermediaries and certain non-U.S. Stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. Stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. Notwithstanding the foregoing, the IRS has issued proposed regulations indicating its intent to eliminate the requirements under the HIRE Act of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The IRS has indicated that taxpayers may rely on these proposed regulations pending their finalization.

Non-U.S. Stockholders: If you are a Non-U.S. Stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:
•dividend payments;
•the payment of the proceeds from the sale of shares of our capital stock effected at a United States office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, and provided that the following additional requirements are met:
- the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker either (i) a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person or (ii) other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury Regulations; or
- you otherwise establish your right to an exemption.
Payment of the proceeds from the sale of shares of our capital stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares of our capital stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•the proceeds are transferred to an account maintained by you in the United States;
•the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or
•the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.
In addition, a sale of shares of our capital stock will be subject to information reporting if it is effected at a foreign office of a broker that is:
•a United States person;
•a controlled foreign corporation for United States tax purposes;
•a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or
•a foreign partnership, if at any time during its tax year:
•one or more of its partners are “U.S. persons,” as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or
•such foreign partnership is engaged in the conduct of a United States trade or business;
•unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish your right to an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
Allocation of Liability in the Event a Partnership is Audited and an Adjustment is Assessed
On November 2, 2015, the Bipartisan Budget Act of 2015 became law. Among other things, the Bipartisan Budget Act of 2015 changed the rules applicable to federal income tax audits of partnerships (such as any partnership of which we are a partner) and the collection of any tax resulting from such audits or other tax proceedings. Under these rules, the partnership itself must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them.

It is possible that in the future, we or any partnership of which we are a partner, or both, could be subject to, or otherwise bear the economic burden of, federal income tax, interest, and penalties resulting from a federal income tax audit as a result of the changes enacted by the Bipartisan Budget Act of 2015.

Impact of the Tax Cuts and Jobs Acts on the Tax Treatment of the Company and its Stockholders

Enactment of Tax Act: On December 22, 2017, President Trump signed into law H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act” or the “Act”). The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and their security holders. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised Individual Tax Rates and Deductions: The Tax Act creates seven income tax brackets for individuals ranging from 10% to 37% that generally apply at higher thresholds than under the Tax Act law. For example, the highest 37% rate applies to joint return filer incomes above $600,000, instead of the highest 39.6% rate that applies to incomes above $470,700 under pre-Tax Act law. The maximum 20% rate that applies to long-term capital gains and qualified dividend income is unchanged, as is the 3.8% Medicare tax on net investment income.

The Act also eliminates personal exemptions, but nearly doubles the standard deduction for most individuals (for example, the standard deduction for joint return filers rises from $12,700 in 2017 to $24,000 upon the Act’s effectiveness). The Act also eliminates many itemized deductions, limits individual deductions for state and local income, property and sales taxes (other than those paid in a trade or business) to $10,000 collectively for joint return filers (with a special provision to prevent 2017 deductions for prepayment of 2018 taxes), and limits the amount of new acquisition indebtedness on principal or second residences for which mortgage interest deductions are available to $750,000. Interest deductions for new home equity debt are eliminated. Charitable deductions are generally preserved. The phaseout of itemized deductions based on income is eliminated.

The Tax Act does not eliminate the individual alternative minimum tax, but it raises the exemption and exemption phaseout threshold for application of the tax.

These individual income tax changes are generally effective beginning in 2018, but without further legislation, they sunset after 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction: Under the Tax Act, individuals and some trusts and estates generally may deduct up to 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, individuals and some trusts and estates may deduct up to 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items. The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. In addition, for taxpayers with income above a certain threshold (e.g., $315,000 for joint return filers), the deduction for each trade or business is generally limited to no more than the greater of (i) 50% of the taxpayer’s proportionate share of total wages from a partnership, S corporation or sole proprietorship, or (ii) 25% of the taxpayer’s proportionate share of such total wages plus 2.5% of the unadjusted basis of acquired tangible depreciable property that is used to produce qualified business income and satisfies certain other requirements. The deduction for qualified REIT dividends is not subject to these wage and property basis limits. The deduction, if allowed in full, equates to a maximum 29.6% tax rate on domestic qualified business income of partnerships, S corporations, or sole proprietorships, and a maximum 29.6% tax rate of REIT dividends. As with the other individual income tax changes, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction sunsets after 2025.

Net Operating Loss Modifications: Net operating loss (“NOL”) provisions are modified by the Tax Act. The Act limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards.

Certain changes to Dividends-Received Deduction; Elimination of Corporate Alternative Minimum Tax: The Tax Act reduces the dividends-received deduction for certain corporate subsidiaries. The Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Limitations on Interest Deductibility; Real Property Trades or Businesses Can Elect Out Subject to Longer Asset Cost Recovery Periods: The Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The Act allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property (40-year recovery period for residential rental property placed in service before 2018), and a 20-year recovery period for related improvements described below. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships).

Maintains Cost Recovery Period for Buildings; Reduced Cost Recovery Periods for Tenant Improvements; Increased Expensing for Equipment: For taxpayers that do not use the Act’s real property trade or business exception to the business interest deduction limits, the Act maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period barring changes in a Technical Corrections Bill, Qualified Leasehold Property, formerly depreciated under under straight line method using a 15-year recovery period, is now depreciated over 39 years. Also, the Act temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after Sept. 27, 2017). The changes apply, generally, to property acquired after September 27, 2017 and placed in service after Sept. 27, 2017.

Like Kind Exchanges Retained for Real Property, but Eliminated for Most Personal Property: The Tax Act continues the deferral of gain from the like kind exchange of real property, but provides that foreign real property is no longer “like kind” to domestic real property. Furthermore, the Act eliminates like kind exchanges for most personal property.

International Provisions: Modified Territorial Tax Regime: The Act moves the United States from a worldwide to a modified territorial tax system, with provisions included to prevent corporate base erosion. We currently do not have any foreign subsidiaries or properties, but these provisions could affect any such future subsidiaries or properties.

Other Provisions: The Tax Act makes other significant changes to the Code. These changes include provisions limiting the ability to offset dividend and interest income with partnership or S corporation net active business losses. These provisions are effective beginning in 2018, but without further legislation, sunset after 2025.

State and Local Tax
We and our stockholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. Our tax treatment and that of our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in shares of our capital stock.

IMPORTANCE OF OBTAINING PROFESSIONAL TAX ADVICE
THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY. TAX CONSEQUENCES MAY VARY BASED UPON THE PARTICULAR CIRCUMSTANCES OF EACH INVESTOR. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND APPLICABLE FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN OUR SECURITIES.

PLAN OF DISTRIBUTION
These securities may be offered and sold directly by us, through dealers or agents designated from time to time, or to or through underwriters or may be offered and sold directly by us for consideration consisting of goods and property, including real property directly by us or through a specific bidding or auction process, a rights offering or through a combination of these methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, our net proceeds, any underwriting discounts and other items constituting underwriters’ compensation, public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. These securities may also be offered by us to our shareholders in lieu of dividends.
The distribution of securities may be effected, from time to time, in one or more transactions, including:

•block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers may resell the securities to the public at varying prices, which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate value of all compensation to be received by participating FINRA members in any offering will not exceed 8% of the offering proceeds.
Underwriters, dealers and agents, may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange; however, we anticipate that any common shares sold pursuant to a prospectus supplement will be eligible for trading on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS
The validity of the securities offered hereby and certain U.S. federal income tax matters will be passed upon for us by Dentons US LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of BRT Apartments Corp. and Subsidiaries appearing in our Annual Report (Form 10-K) as of September 30, 2018 and 2017, and for each of the years in the three-year period ended September 30, 2018 (including the schedule appearing therein) and the effectiveness of BRT Apartment Corp.’s and Subsidiaries’ internal control over financial reporting as of September 30, 2018 have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The (i) statement of revenues and certain expenses of the property located at 75 Crestmont Way, Greenville, South Carolina for the year ended December 31, 2017, which appears in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 19, 2018, and (ii) statement of revenues and certain expenses of the property located at 3539 Mary Taylor Rd, Birmingham, Alabama for the year ended December 31, 2018, which appears in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 20, 2019 have been audited by BDO USA, LLP, independent auditors, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such statements of revenues and certain operating expenses, and the related notes to the financial statements, are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable in connection with the sale and distribution of the securities registered hereby. All amounts other than the SEC registration fee are estimated.

SEC Registration Fee(1)	$12,120
Accounting Fees(2)	6,000
Legal Fees and Disbursements(2)	$15,000
Printing Fees(2)
Miscellaneous(2)	$6,880
Total:	$40,000
_________________

(1) Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee due hereunder has been offset by the $5,454 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to Registration Statement on Form S-3 (No. 333-213162).
(2) Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities.
Item 15. Indemnification of Officers and Directors.
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless the charter provides otherwise, which the Charter does not), to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•the director or officer actually received an improper personal benefit in money, property or services; or

•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of:

•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•any present or former director or officer of ours who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity; and

•any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity;

•in either case, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity.

The Charter also requires us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

We entered into customary indemnification agreements with our directors and executive officers that will require us, among other things, to indemnify our directors and executive officers against certain liabilities that may arise by reason of their status as directors or officers to the maximum extent permitted by Maryland law and provide for the advancement of expenses in connection therewith.

We maintain directors’ and officers’ liability insurance which will indemnify our directors and officers against damages (including legal fees and expenses), arising out of certain kinds of claims which might be made against them based on acts and things done (or not done) by them while acting in their capacity as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.
See the index to exhibits, which is incorporated herein by reference.
Item 17. Undertakings.
(A) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York on August 29, 2019.

BRT APARTMENTS CORP.
By:	/s/ Jeffrey A. Gould
Jeffrey A. Gould President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Jeffrey A. Gould, Mark H. Lundy and David W. Kalish, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on August 29, 2019.

Signature	Title

/s/ Israel Rosenzweig	Chairman of the Board of Directors
Israel Rosenzweig

/s/ Jeffrey A. Gould	President, Chief Executive Officer and Trustee (principal executive officer)
Jeffrey A. Gould

/s/ Alan H. Ginsburg	Director
Alan H. Ginsburg

/s/ Fredric H. Gould	Director
Fredric H. Gould

/s/ Matthew J. Gould	Director
Matthew J. Gould

/s/ Louis C. Grassi	Director
Louis C. Grassi

Signature	Title
/s/ Gary Hurand	Director
Gary Hurand

/s/ Jeffrey Rubin	Director
Jeffrey Rubin

/s/ Jonathan H. Simon	Director
Jonathan H. Simon

/s/ Elie Weiss	Director
Elie Weiss

/s/ George E. Zweier	Chief Financial Officer, Vice President (Principal Financial and Accounting Officer)
George E. Zweier

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement for common stock, preferred stock, warrants or subscription rights.**
4.1	Form of board of director resolutions with respect to any preferred shares to be issued .**
4.2	Form of warrant agreement.**
4.3	Form of subscription rights agreement.**
5.1	Opinion of Dentons US LLP with respect to the legality of the securities being issued.*
8.1	Tax Opinion of Dentons US LLP.*
23.1	Consent of Dentons US LLP (included in its opinions filed as Exhibits 5.1 and 8.1).*
23.2	Consent of BDO USA, LLP, independent registered public accounting firm.*
24.1	Powers of Attorney (included on the signature page of this Registration Statement).*
___________________

* Filed herewith.
** Incorporated by reference to a future filing to be made in connection with the offering of the securities.